Exhibit 99.01

MERGER AGREEMENT

          THIS MERGER AGREEMENT (the “Agreement”) is made and entered into as of the ___ day of August, 2006, by and between the following:

          Charles W. Pickering Jr., an individual, (hereinafter, “Pickering”);

          Pickering & Associates, Inc., a Washington corporation (hereinafter, the “Target”), and

          SoftNet Technology Corp., a Nevada corporation (hereinafter “SoftNet” or the “Surviving Company”).

W I T N E S S E T H

          WHEREAS, subject to the terms and conditions of this Agreement, SoftNet and Pickering desire for Pickering & Associates, Inc. to merge into, and with, SoftNet with SoftNet being the sole surviving entity; and

          WHEREAS, the Board of Directors of SoftNet deems it desirable and in the best interests of SoftNet and its stockholders that the Target merge into, and with, SoftNet in consideration of the satisfaction and payment at Closing of certain obligations of the Target with a face amount totaling one hundred six thousand thirty six and 62/100 dollars ($106,036.62) as set forth in Appendix A attached hereto and the payment to Pickering (as sole shareholder of the Target) of fifty thousand dollars ($50,000) in cash and issuance by SoftNet to Pickering of five hundred seventy five thousand dollars ($575,000) worth of unregistered, restricted, SoftNet Common Stock (the “SoftNet Shares”); and

          WHEREAS, the parties to this Agreement agree to conduct the merger pursuant to IRC 368(A)(1)(a); and

          WHEREAS, SoftNet and Pickering desire to provide for certain undertakings, conditions, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement; and

          WHEREAS, Pickering as sole shareholder of Target, the Board of Directors of Target and the Board of Directors of SoftNet have approved and adopted this Agreement, subject to the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

SECTION 1

DEFINITIONS

          1.1     “Agreement”, “Pickering”, “SoftNet”, “SoftNet Shares”, and “Target”, respectively, shall have the meanings defined in the foregoing preamble and recitals to this Agreement.

          1.2     “Merger Date” shall mean the date on which Articles of Merger are filed with the Secretary of State of Washington and the Secretary of State of Nevada.

          1.3     “Closing Date” shall be the date when the parties execute the Articles of Merger (as defined below), which the parties intend to be September 25, 2006, however, the parties can change the Closing Date to such other time and place as the parties shall mutually agree, in writing.  As of the Closing Date, all Exhibits to this Agreement shall be complete.

          1.4     “Effective Date” shall mean July 1, 2006.  All adjustments shall be made as of the Effective Date.

          1.5     “1933 Act” shall mean the Securities Act of 1933, as amended.

          1.6     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

          1.7     “SEC Documents” shall have the meaning defined in Section 3.4 hereof.

          1.8     “Confidential information” shall have the meaning defined in Section 11.1 hereof.

SECTION 2

AGREEMENT FOR THE MERGER INTO SOFTNET

          2.1     The Merger.  Upon the terms and subject to the conditions in this Agreement, and in accordance with the Nevada law appearing at N.R.S. Chapter 78 (the “Nevada Act”), and the Washington Business Corporation Act, Chapter 23 (the “Washington Act”), Target shall be merged with and into SoftNet (the “Merger”) on the Merger Date unless otherwise agreed by both parties as set forth in the articles of merger, substantially in the form of Exhibit B (the “Articles of Merger”), to be filed if, as and when the Closing occurs with the Secretary of State of the State of Washington and Secretary of State of the State of Nevada.  SoftNet shall be the surviving corporation in the Merger and shall succeed to and assume all the rights and obligations of Target in accordance with the Nevada Act.

          2.2     Effects of the Merger.

2.2.1    On the Merger Date, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the Nevada Act.

2.2.2    On the Merger Date, the articles of incorporation of SoftNet, as in effect immediately prior to the Merger Date, shall be the articles of incorporation of the Surviving Company until thereafter amended as provided by the Nevada Act and such articles of incorporation.

2.2.3    On the Merger Date, the bylaws of SoftNet, as in effect immediately prior to the Merger Date, shall be the bylaws of the Surviving Company until thereafter amended as provided by the Nevada Act, the articles of incorporation of the Surviving Company and such bylaws.

2.2.4    On the Merger Date, the directors and officers of SoftNet, as constituted immediately prior to the Merger Date, shall be the directors and officers of the Surviving Company, for so long as provided under the Nevada Act, the articles of incorporation of the Surviving Company and the bylaws of the Surviving Company.

          2.3     Effects on Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of SoftNet or Target or the holders of any of the following securities, the following shall occur:

2.3.1     All of the issued and outstanding share of Target’s capital stock shall be converted into the right to receive, on the Merger Date, the consideration specified and allocated in this Section 2.3.1 (the “Merger Consideration”).  As of the Merger Date, the Target’s capital stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and Pickering as the holder of all of the certificates formerly representing any such shares of Target capital stock (the “Certificates”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration as allocated in this Section 2.3.1 upon surrender of such Certificate.  On the Closing Date, Pickering shall receive the sum of $50,000 cash and in addition, on the Closing Date, SoftNet shall pay by wire transfer to Williams, Kastner & Gibbs PLLC trust account the aggregate of the sums listed for payment in Schedule A.  In addition, within five business days of the Closing Date, SoftNet shall issue or deliver, in the aggregate, on account of the aggregate Target Common Stock outstanding immediately prior to the Effective Time (i) that number of shares of the common stock of SoftNet, no par value per share (the “SoftNet Common Stock”), equal to $575,000.00, calculated by dividing $575,000.00 by the average closing price for the five trading days immediately prior to the Closing Date.

          2.4     Adjustment to Consideration Paid by SoftNet.

          On the one year anniversary of the Merger, SoftNet shall take the five day average closing price (the “One Year Average Price”) for their common stock prior to the one year anniversary and multiply that number by the number of shares issued to Pickering at the Merger yielding the “Calculated Value.” To the extent that the Calculated Value is less than $ 575,000, SoftNet shall issue such additional shares (the “Additional Shares”) of its unregistered, restricted, common stock to Pickering so that the shares issued at the Merger coupled with the Additional

Shares when multiplied by the One Year Average Price equal $575,000. To the extent that the Calculated Value is more than $575,000, Pickering shall return to SoftNet such number of shares (the “Returned Shares”) of SoftNet’s common stock received by Pickering at the time of the Merger so that the shares issued at the time of the Merger less the Returned Shares when multiplied by the One Year Average Price equal $575,000.

          2.5     Legend and Registration Rights.

2.5.1     The certificates representing the SoftNet Shares shall bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended, and may not be transferred unless covered by an effective registration statement under said Act or unless in the opinion of counsel for the issuer any such transfer would be exempt from such registration.”

2.5.2     If SoftNet at any time proposes to register any of its common stock under the 1933 Act in connection with the public offering of common stock solely on a form that would also permit registration of the SoftNet Shares, it will each such time give written notice to Pickering of its intention so to do and, upon the written request of Pickering given within 10 business days after receipt of any such notice, SoftNet will, subject to Section 2.5.3 below, use its best efforts to cause all SoftNet Shares to be registered under the 1933 Act, all to the extent necessary to permit the sale or other disposition (in accordance with the intended methods thereof, as aforesaid) by Pickering of the Softnet Shares so registered.

2.5.3     Whenever required to use its best efforts to effect registration of SoftNet Shares, SoftNet shall: (i) prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement with respect to the Shares and cause such registration statement to become and remain effective, however SoftNet shall in no event be required to cause such registration to remain effective for more than 180 days; (ii) file with the SEC such amendments and supplements to such registration and the related prospectus as is necessary to comply with the 1933 Act; (iii) use its best efforts to register and qualify the securities covered by such registration statement under such Blue Sky laws as is necessary for the distribution of such securities, provided that SoftNet shall not be required to qualify to do business in or to file a general consent to service of process in any such state or jurisdiction.  In connection with an offering involving underwriting of shares, SoftNet shall not be required to include any SoftNet Shares unless Pickering accepts the terms of the underwriting as agreed between the Company and the underwriters selected by it and then only in such quantity as will not in the written opinion of the underwriters jeopardize the success of the offering by SoftNet.  You agree that at the request of SoftNet or its underwriters managing any underwritten offering, not to sell, make a short sale of, loan, grant any option for, or otherwise dispose of any SoftNet Shares (other than those included in the registration) without the prior written consent of SoftNet or such underwriters for a period of time from the effective date of such registration as SoftNet or its underwriters may specify, such period not however to exceed 180 days.

2.5.4     All expenses incurred by SoftNet in complying with Secctions 2.5.2 and 2.5.3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for SoftNet and the expense of any special audits incident to or required by any such registration, shall be borne by SoftNet.

2.5.5     In the event of any registration of any of its securities under the 1933 Act pursuant to this Section 2, SoftNet will indemnify and hold harmless Pickering against any losses, claims, damages or liabilities, joint or several, to which Pickering may become subject under the 1933 Act or otherwise, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the 1933 Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Pickering for any legal or any other expenses reasonably incurred by Pickering in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that SoftNet will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to SoftNet  through an instrument duly executed by Pickering specifically for use in the preparation thereof.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF SOFTNET

          SoftNet, in order to induce Pickering to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants, to Pickering, to the best of its knowledge, as follows, a breach of which would be deemed a material breach of this Agreement:

          3.1     Organization and Qualification.  SoftNet is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, with all requisite power and authority to own its property and to carry on its business as it is now being conducted.  SoftNet is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition or business of SoftNet.

          3.2     Authorization and Validity.  SoftNet has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement.  The board of directors and/or stockholders of SoftNet have taken all action required by law, its Articles of Incorporation and Bylaws, both as amended, or otherwise to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, subject to the satisfaction or waiver of the conditions precedent set forth in Section 8 of this Agreement.  Assuming this Agreement has been approved by all action necessary on the part of the Target, this Agreement is a valid and binding agreement of SoftNet.

          3.3     No Defaults.  SoftNet is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws, both as amended.  SoftNet is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its is subject, if such default would have a material, adverse effect on the financial condition or business of SoftNet. SoftNet is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of SoftNet.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of SoftNet and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

          3.4     SEC Documents; Financial Statements.  As of the Merger Date, SoftNet has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, together with any amendments or restatements thereto, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of the Merger Date, the SEC Documents substantially complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the Merger Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the Merger Date, the financial statements of SoftNet included in the SEC Documents substantially complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in substantial accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of SoftNet as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of SoftNet to Pickering which is not included in the SEC Documents, including, without limitation, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.  Neither the SoftNet nor any of its officers, directors, employees or agents has provided Pickering with any material, non-public information.

          3.5     Absence of Certain Changes.  Since the most recent filing by SoftNet with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of SoftNet. SoftNet has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does SoftNet have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

          3.6     Documents.  The copies of all agreements and other instruments that have been delivered by SoftNet to Pickering are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

          3.7     Disclosure.  The representations and warranties made by SoftNet herein and in any schedule, statement, certificate, or document furnished or to be furnished by SoftNet to Pickering pursuant to the provisions hereof or in connection with the transactions contemplated hereby, taken as a whole, do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

          3.8     The SoftNet Shares to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.  The SoftNet Shares will not be subject to any shareholders agreement or other similar contractual restriction.

          3.9     SoftNet has not taken any action that would prevent the Merger from qualifying as reorganization within the meaning of § 368(A)(1)(a).

          3.10    Any corporate action required to authorize the merger including without limitation any required consent or approval by the shareholders or the Board of Directors, and any consent, approval or filing of or with any regulatory agency, or any other third party, has been duly obtained.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF PICKERING

          Pickering, in order to induce SoftNet to execute this Agreement and to consummate the transactions contemplated herein, represents and warrants, to SoftNet, to the best of his knowledge, as follows, a breach of which would be deemed a material breach of this Agreement:

          4.1     Organization and Qualification.  The Target is a Washington corporation, duly organized and validly existing under the laws of the state of Washington with all requisite power and authority to own its property and assets and to carry on its business as it is now being conducted.  The Target is qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, lease, or operation of property or the conduct of its business requires such qualification, except where the failure to be in good standing or so qualified would not have a material, adverse effect on the financial condition and business of the Target.

          4.2     Ownership of the Target’s Stock.  The Target is authorized to issue one class of stock, common stock, with no par value per share.  All of the shares of common stock outstanding are owned of record and beneficially by Pickering, who has not granted any options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any issued equity securities of the Target.  There are no options, warrants, or other securities exercisable or convertible into or any calls, commitments, or agreements of any kind relating to any unissued equity securities of the Target by or on behalf of the Target.

          4.3     Authorization and Validity.  Pickering has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Agreement.  Assuming this Agreement has been approved by all corporate action necessary on the part of the Target, this Agreement is a valid and binding agreement of Pickering and the Target.

          4.4     The Target’s Financial Statements.

          (a)     The financial statements of the Target (as prepared by Pickering as the management of the Target) for the past two fiscal years ending 2004 and 2005, and the year to date portion of the current fiscal year ending December 31, 2006 and any notes thereto, fairly and accurately present the financial condition and the results of operations, income, expenses, assets, liabilities, changes in shareholders’ equity, and cash flows of the Target, consistent with the past practices of the Target (collectively, the “Target’s Financial Statements”). Pickering represents that there have been no material changes to the financial condition of the Target since the time of the year to date portion of the current fiscal year ending December 31, 2006 provided to SoftNet to and including the Merger Date.

          (b)     The Target’s Financial Statements are capable of being examined and reported upon with an unqualified opinion expressed by an independent public or certified public accountant and will comply with the requirements and standards set forth in Regulation S-X, as promulgated and adopted by the Securities and Exchange Commission.

          4.5     [reserved]

          4.6     Compensation Due Employees.  As of the Merger Date, the Target will not have any outstanding liability for payment of wages, payroll taxes, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions, contributions under any employee benefit plans or other compensation, current or deferred, under any labor or employment contracts, whether oral or written, based upon or accruing in respect of those services of employees of the Target that have been performed prior to the Merger Date, except as specified on Exhibit 4.6 hereto.  As of the Merger Date, the Target will not have any unfunded, contingent or other liability under any defined benefits plan or any other retirement or retirement-type plan, whether such plan(s) are to continue or are thereupon terminated, except for the normal on-going obligations for future contributions under such plan(s) not related, generally or specifically, to the termination of such plan(s) or except as specified on Exhibit 4.6 hereto.

          4.7     Union Agreements and Employment Agreements.  The Target is not a party to any union agreement or any organized labor dispute.  The Target has no written or verbal employment agreements with any of its employees, except as listed in Exhibit 4.7 hereto.

          4.8     Contracts and Leases.  Except as listed in Exhibit 4.8 hereto, the Target is not a party to any written or oral leases, commitments, or any other agreements.  On the Merger Date, the Target has paid or performed in all material respects all obligations required to be paid or performed by any of them to such date and will not be in default under any document, contract, agreement, lease, or other commitment to which any of them is a party.

          4.9     Insurance.  All insurance against losses or damages or other risks which are in force for the benefit of the Target are set forth in Exhibit 4.9 hereto.

          4.10    Liabilities.  The Target has no liabilities, except as described in Exhibit 4.10 hereto, which liabilities are also set forth in relevant detail on the Target’s Financial Statements.

          4.11    Proprietary Rights.  The Target owns or is duly licensed to use such trademarks and copyrights as are necessary to conduct its business as presently conducted.  The conduct of business by the Target does not, to the best of Pickering’s knowledge, infringe upon the trademarks or copyrights of any third party.

          4.12    Internal Controls.  Pickering has, since formation of the Target, overseen all of the accounting functions of the  Target and to the best of his knowledge all transactions have been properly recorded on the books and records of the Target and the that financial statements provided to the Company fairly and accurately defict the financial condition of the Target. Additionally, to the best of Pickering’s knowledge, the Target has taken all reasonable steps to prevent the possibility of fraud.

          4.13    Contracts and Agreements.  The Target is not a party to any material contracts or agreements in respect of the operation of its business, except as listed in Exhibit 4.13 hereto.

          4.14    Minute Books.  The minute books of the Target contains true, complete, and accurate records of all meetings and other corporate actions of its shareholders and Board of

Directors, and true and accurate copies thereof have been delivered to counsel for SoftNet prior to the Merger Date.  The signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

          4.15    Litigation.  Except as set forth in Exhibit 4.15, there are no actions, suits, proceedings, orders, investigations, or claims (whether or not purportedly on behalf of the Target) pending against or affecting the Target at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending or threatened in writing during the 12-month period preceding the date hereof, which, if adversely determined, would materially and adversely affect the financial condition of the Target  which seeks to prohibit, restrict, or delay the consummation of the the Merger contemplated hereby.  The Target is not operating under or subject to, or in default with respect to, any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

          4.16    Taxes.  At the Merger Date, all tax returns required to be filed with respect to the operations or assets of the Target prior to Merger Date have been correctly prepared in all material respects and timely filed, and all taxes required to be paid in respect of the periods covered by such returns have been paid in full or adequate reserves have been established for the payment of such taxes.  Except as set forth in Exhibit 4.16, as of the Merger Date, the Target  has not requested any extension of time within which to file any tax returns, and all known deficiencies for any tax, assessment, or governmental charge or duty shall have been paid in full or adequate reserves have been established for the payment of such taxes.  The Target’s tax returns are true and complete in all material respects.  No audits by federal or state authorities are currently pending or threatened.

          4.17    No Defaults.  The Target is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws.  The Target is not in default under or in violation of any material provision of any indenture, mortgage, deed of trust, lease, loan agreement, or other agreement or instrument to which it is a party or by which it is bound or to which any of its assets are subject, if such default would have a material, adverse effect on the financial condition or business of The Target.  The Target is not in violation of any statute, law, ordinance, order, judgment, rule, regulation, permit, franchise, or other approval or authorization of any court or governmental agency or body having jurisdiction over it or any of its properties which, if enforced, would have a material, adverse effect on the financial condition or business of the Target.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of the Target and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Agreement.

          4.18    Documents.  The copies of all agreements and other instruments that have been delivered by Pickering to SoftNet are true, correct, and complete copies of such agreements and instruments and include all amendments thereto.

          4.19    Disclosure.  The representations and warranties made by Pickering herein and in any schedule, statement, certificate, or document furnished or to be furnished by the Target and/or

Pickering to SoftNet pursuant to the provisions hereof or in connection with the transactions contemplated hereby taken as a whole do not and will not as of their respective dates contain any untrue statements of a material fact, or omit to state a material fact necessary to make the statements made not misleading.

          4.20    Limitation of Liability.  It is agreed by the parties that Pickering’s liability to SoftNet for the breach of any representation or warranty herein shall be limited to the amount of cash received on the Merger Date ($50,000) and the SoftNet Shares.

SECTION 4A

PRE-CLOSING COVENANTS

Conduct and Transactions of the Target.  From June 30, 2006 to the Closing Date, the Target has, and shall continue to, conduct the operations of its business consistent with past practice and use its best efforts to maintain and preserve its properties, key employees, and relationships with customers and suppliers.  Without limiting the foregoing, during such period the Target shall not:

          (a)     Incur any liabilities except to maintain its facilities and assets in the ordinary course of its business;

          (b)     Declare or pay any dividends on any shares of capital stock or make any other distribution of assets to the holders thereof;

          (c)     Issue, reissue, or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue, reissue, or sell, any shares of capital stock or acquire or agree to acquire any shares of capital stock;

          (d)     Amend its Articles of Incorporation or Bylaws or merge or consolidate with or into any other corporation or sell all or substantially all of its assets or change in any manner the rights of its capital stock or other securities;

          (e)     Pay or incur any obligation or liability, direct or contingent, except in the ordinary course of its business;

          (f)     Incur any indebtedness for borrowed money, assume, guarantee, endorse, or otherwise become responsible for obligations of any other party, or make loans or advances to any other party except in the ordinary course of its business;

          (g)     Increase in any manner the compensation, direct or indirect, of any of its officers or executive employees, except as otherwise disclosed in Exhibit 4.5(g), hereto; or

          (h)     Make any capital expenditures except in the ordinary course of its business.

SECTION 5

INVESTIGATION; PRESS RELEASE

          5.1     Investigation.

          (a)     SoftNet acknowledges that it has made an investigation of the Target to confirm, among other things, the assets, liabilities, and status of business of the Target and the cash position, accounts receivable, liabilities, and mortgages.  In the event of termination of this Agreement, SoftNet will deliver to Pickering all documents, work papers, and other materials and all copies thereof obtained by SoftNet, or on its behalf, from The Target or Pickering, whether obtained before or after the execution hereof, will not use, directly or indirectly, any confidential information obtained from the Target or Pickering hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to the Target or Pickering except to the extent the same is publicly disclosed by the Target or Pickering.

          (b)     Pickering acknowledges that he has made an investigation of SoftNet, which has included, among other things, the opportunity of discussions with executive officers of SoftNet, and its accountants, investment bankers, and counsel.  In the event of termination of this Agreement, Pickering will deliver to SoftNet all documents, work papers, and other materials and all copies thereof obtained by either of them, or on behalf of either of them, from SoftNet, whether obtained before or after the execution hereof and will not use, directly or indirectly, any confidential information obtained from SoftNet hereunder or in connection herewith, and will keep all such information confidential and not used in any way detrimental to SoftNet, except to the extent the same is publicly disclosed by SoftNet.

          (c)     Except in the event that any party hereto discovers in the course of its respective investigation any breach of a representation or warranty by the other party hereto and does not disclose it to such other party prior to the Merger Date, no investigation pursuant to this Section 5.1 shall affect or be deemed to modify any representation or warranty made by any party hereto.

          5.2     Press Release.  SoftNet and Pickering shall agree with each other as to the form and substance of any press releases and the filing of any documents with any federal or state agency related to this Agreement and the transactions contemplated hereby and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit either party from making any disclosure that its counsel deems necessary.

SECTION 6

BROKERAGE

          6.1     Brokers and Finders.  Except for Stanton, Walker & Company, neither SoftNet nor the Target nor Pickering, or any of their respective officers, directors, employees, or agents, has employed any broker, finder, or financial advisor or incurred any liability for any fee or commissions in connection with initiating the transactions contemplated herein.  Stanton, Walker & Company has been engaged by SoftNet and SoftNet is solely liable for any fee or commission earned by Stanton, Walker & Company. Each party hereto agrees to indemnify and hold the other party harmless against or in respect of any other commissions, finder’s fees, or brokerage fees incurred or alleged to have been incurred with respect to initiating the transactions contemplated herein as a result of any action of the indemnifying party.

SECTION 7

MERGER AGREEMENTS AND POST-MERGER

          7.1     Merger Agreements.  On the Merger Date, the following activities shall occur, the following agreements shall be executed and delivered, and the respective parties thereto shall have performed all acts that are required by the terms of such activities and agreements to have been performed simultaneously with the execution and delivery thereof as of the Merger Date:

          (a)     Pickering and SoftNet shall each execute and deliver Articles of Merger to SoftNet in form sufficient to file with the Secretary of State of Nevada and the Secretary of State of Washington, and the Articles of Merger shall have been so filed with confirmation from the respective Secretaries of State of the filing.

          (b)     Pickering and SoftNet shall execute an Employment Agreement in the form of Exhibit  A..

          (c)     Softnet shall pay certain obligations of the Target totaling $106,036.62 as set forth in Appendix A “Schedule for Aged Accounts Payable and Debt Obligations” attached hereto by wire to the Williams, Kastner & Gibbs PLLC trust account, pay Pickering fifty thousand dollars ($50,000) in cash and be prepared to issue to Pickering of five hundred seventy five thousand dollars ($575,000) worth of unregistered, restricted, SoftNet Common Stock.

          7.2     Post-Merger Issuance.  Within five (5) business days of the Merger Date:

          (a)     SoftNet shall have delivered to Pickering the SoftNet Shares in the name of Charles W. Pickering Jr.  The exact number of shares to be issued shall be determined by taking $575,000 and dividing that sum by the average closing price of SoftNet’s common stock for the five day trading period immediately prior to close with adjustments according to the terms described in Section 2.2.

SECTION 8

CONDITIONS PRECEDENT TO SOFTNET’S OBLIGATIONS TO CLOSE

          The obligations of SoftNet to consummate this Agreement are subject to satisfaction on or prior to the Merger Date of the following conditions:

          8.1     Representations and Warranties.  The representations and warranties of Pickering contained in this Agreement shall be true and correct in all material respects on and as of the Merger Date, and Pickering shall have performed in all material respects all of his obligations hereunder theretofore to be performed.

          8.2     Audit of Target’s Financial Statements.  SoftNet shall complete, prior to the Closing Date, an audit, under GAAP, of the financial statements of the Target for the two years immediately preceding the Merger Date as well as for the period ending June 30, 2006.  Pickering and Target shall take all reasonable actions to assist the audit process.  In the event that the audit has not been completed by Closing Date, the parties agree to postpone the Closing Date until such time as the audit is completed, or SoftNet has waived this provision.  To the extent material misstatements are detected in the audit process, SoftNet may terminate this Agreement on written notice.

          8.3     Other.  The joint conditions precedent in Section 10 hereof shall have been satisfied .

SECTION 9

CONDITIONS PRECEDENT TO PICKERING’S OBLIGATIONS TO CLOSE

          The obligation of Pickering to consummate this Agreement is subject to the satisfaction on or prior to the Merger Date of the following conditions:

          9.1          Representations and Warranties.  The representations and warranties of SoftNet contained in this Agreement shall be true and correct in all material respects on and as of the Merger Date, and SoftNet shall have performed in all material respects all of its obligations hereunder theretofore to be performed.

          9.2          Other.  The joint conditions precedent in Section 10 hereof shall have been satisfied.

SECTION 10

JOINT CONDITIONS PRECEDENT

          The obligations of SoftNet and Pickering to consummate this Agreement shall be subject to satisfaction or waiver in writing by all parties of each and all of the following additional conditions precedent at or prior to the Merger Date:

          10.1     Other Agreements.  All of the agreements contemplated by Section 7.1 of this Agreement shall have been executed and delivered, and all acts required to be performed thereunder as of the Merger Date shall have been duly performed, including, without limitation, completion of all Exhibits to this Agreement.

          10.2     Absence of Litigation.  At the Merger Date, there shall be no action, suit, or proceeding pending or threatened against any of the parties hereto by any person, governmental agency, or subdivision thereof, nor shall there be pending or threatened any action in any court or administrative tribunal, which would have the effect of inhibiting the consummation of the transactions contemplated herein.

          10.3    Shareholder and Board Approval.  Approval of the Board of Directors and of the shareholders (to the extent necessary) of each of Target and SoftNet shall have been obtained.

SECTION 11

CONFIDENTIALITY

          11.1     SoftNet acknowledges that its principals have, and will, acquire information and materials from Pickering and/or the Target and knowledge about the technology, business, products, strategies, customers, clients and suppliers of the Target and that all such information, materials and knowledge acquired, are and will be trade secrets and confidential and proprietary information of the Target (collectively, such acquired information, materials, and knowledge are the “Confidential Information”).  SoftNet, itself, and on behalf of its principals, covenants to hold such Confidential Information in strict confidence, not to disclose it to others or use it in any way, commercially or otherwise, except in connection with the transactions contemplated by this Agreement and not to allow any unauthorized person access to such Confidential Information.

          11.2     The Confidential Information disclosed by the Target and/or Pickering to SoftNet shall remain the property of the disclosing party.

          11.3     SoftNet, and its principals, shall maintain in secrecy all Confidential Information disclosed to them by Pickering and/or the Target using not less than reasonable care.  SoftNet, and its principals, shall not use or disclose in any manner to any third party any Confidential Information without the express written consent of Pickering unless or until the Confidential Information is:

          (a)     publicly available or otherwise in the public domain; or

          (b)     rightfully obtained by any third party without restriction; or

          (c)     disclosed by Pickering and/or the Target without restriction pursuant to judicial action, or government regulations or other requirements.

          11.4     The obligations of SoftNet under Sections 11.1, 11.2, and 11.3 of this Agreement shall expire upon the sooner of the Merger or one year from the date hereof as to Confidential Information consisting of commercial and financial information and two years from the date hereof as to Confidential Information consisting of technical information.  For this purpose, technical information shall include without limitation all developments, inventions, innovations, designs, discoveries, trade secrets and know-how, whether or not patentable or copyrightable.

SECTION 12

TERMINATION AND WAIVER

          12.1     Termination.  This Agreement may be terminated and abandoned on the Merger Date by:

          (a) the mutual consent in writing of the parties hereto;

          (b)   SoftNet, if the conditions precedent in Section 8  or those to be performed by Pickering in Section 10 of this Agreement have not been satisfied or waived by the Merger Date; and

          (c)    Pickering, if the conditions precedent in Section 9 or those to be performed by SoftNet in Section 10 of this Agreement have not been satisfied or waived by the Merger Date.

If this Agreement is terminated pursuant to Section 12.1, the parties hereto shall not have any further obligations under this Agreement, and each party shall bear all costs and expenses incurred by it.

SECTION 13

NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.

          13.1     All statements contained in any certificate or other instrument delivered by or on behalf of SoftNet or Pickering pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party made to the best of its knowledge.  All representations and warranties and agreements made by SoftNet or Pickering in this Agreement or pursuant hereto shall survive the Merger Date hereunder until the expiration of the 12th months following the Merger Date.

SECTION 14

MISCELLANEOUS

          14.1     Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

                        to Pickering                 Charles W. Pickering Jr.
                        and Target:                  215 8th Avenue N
                                                           Seattle, WA 98109
                                                           Facsimile 206-365-5375

                        to SoftNet:                  SoftNet Technology Corp.
                                                           Attn: Kevin Holt
                                                           11 Commerce Drive, 2nd Floor
                                                           Cranford, NJ 07016-3514
                                                           Facsimile: (908) 212-1757

                        With a copy to:           Stanton, Walker & Company
                                                           55 Harristown Road – 3rd Floor
                                                           Glen Rock, NJ 07452
                                                           Facsimile: (201) 689-8142

or such other address as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

          14.2     Time of the Essence.  Time shall be of the essence of this Agreement.

          14.3     Costs.  Each party will bear the costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

          14.4     Cancellation of Agreement.  In the event that this Agreement is canceled by mutual agreement of the parties or by failures of any of the conditions precedent set forth in Paragraphs 8, 9, and 10, neither Pickering nor SoftNet shall be entitled to any damages, fees, costs, or other consideration.

          14.5     Entire Agreement and Amendment.  This Agreement and documents delivered at the Merger Date hereunder contain the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all other agreements, written or oral, with respect thereto.  This Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Agreement or by the party against whom the waiver would be asserted.  The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

          14.6     Counterparts.  This Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

          14.7     Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey.

          14.8     Attorneys’ Fees and Costs.  In the event any party to this Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Agreement, including, but not limited to, the interpretation of any term or provision hereof, the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys’ fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

          14.9     Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.

          14.10   Access to Counsel.  Each party hereto acknowledges that each has had access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof.  Each party hereto acknowledges that the drafting of this Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or her or its counsel.

          14.11   Captions.  The captions appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SOFTNET TECHNOLOGY CORP.

By:
            Kevin Holt
            President

PICKERING                                                              PICKERING & ASSOCIATES, INC.

                                                                                    By:
               Charles W. Pickering Jr.,                                Charles W. Pickering, Jr.

APPENDIX A:
“SCHEDULE OF AGED ACCOUNTS PAYABLE AND DEBT OBLIGATIONS”

All amounts are taken from un-audited financial statement provided by Pickering as of June 14, 2006. All amounts are subject to revision based on actuals derived from audited records during the post close audit.

Prior to closing the following UCC filings and security agreements shall have been satisfied and cleared by Pickering:

1.    UCC1       2003-198-0856-8        CitiCapital Technology Finance, Inc.         $Amount Unknown
2.    UCC1       2004-077-0426-0        Williams, Kastner & Gibbs PLLC             Business Lien
3.    UCC1       2004-086-3469-6        Williams, Kastner & Gibbs PLLC             Business Lien
4.    UCC1       2004-302-4780-2        Charles Pickering                                      Business Equipment

The following UCC filings and security agreements shall be satisfied by SoftNet:

1.    UCC1       2004-042-0149-6        Hunt, David Houston                                 $5,336.88
2.    UCC1       2004-077-0425-3        Johnson, Heidi                                           $9,000.00
3.    UCC1       2004-350-7715-2        Pickering, Donald                                      $51,910.52

The following Aged Accounts Payable shall be satisfied by SoftNet:

1.    J. Lister Holmes Trust (landlord)                                                                    $24,647.68
2.    HPFS/Compaq Financial Service Leasing                                                      $3,047.51
3.    Insight                                                                                                           $7,117.50
4.    HP Demo                                                                                                      $784.70
5.    Volt Services                                                                                                 $3,696.00
6.    N-Able                                                                                                          $495.83

                                                                                                     Total               $106,036.62